UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2013

Wikifamilies, Inc.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9025 Carlton Hills Blvd Ste. B

Santee, CA 92071

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

13520 Oriental St

Rockville, Md 20853

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On April 8, 2013, former Chief Financial Officer and Director and present shareholder Trisha Malone was appointed as Custodian of the Company, by the Eighth Judicial District Court of Clark County, Nevada, pursuant to Nevada Revised Statutes 78.347. The Court further ordered that Ms. Malone is authorized to appoint new officers and directors of the Company, to send notice to all stockholders of record noticing a meeting of shareholders, to pay all fees owed to the SEC and to bring current all the Company's SEC filings.

The Court further ordered that all stocks issued as a result of the September 7, 2012 Share Exchange Agreement between the Company and ClairNET Ltd., a Hong Kong entity and their shareholders, are declared null and void and ordered to be returned to the Company or its transfer agent for cancellation. The Court further ordered that the License Agreement between the Company and ClairNET, Ltd. a Hong Kong entity, is declared null and void.

Finally, the Court ordered the cancellation of an aggregate of 26,925,000 shares of common stock to effectuate the Company's September 8, 2012 Rescission agreement with the founders of Wikifamilies SA.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
10.1	Order of the Court of the Eighth Judicial District Court of Clark County, Nevada, dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIKIFAMILIES, INC.

Dated: April 9, 2013	By:	/s/ Trisha Malone
Custodian